UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2015

NOVA LIFESTYLE, INC.
(Exact name of registrant as specified in its charter)

Nevada	011-36259	90-0746568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 E. Washington Blvd., Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 888-9999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

On May 19, 2015, Nova LifeStyle, Inc., a Nevada corporation (the “Company”) held its 2015 Annual Meeting of Shareholders. A quorum was present at the meeting as required by the Amended and Restated Bylaws of the Company. The final voting results of the matters submitted to a shareholder vote at the meeting are as follows:

Proposal 1: Election of Directors

The following seven individuals were elected to the Board of Directors of the Company to serve as directors until the 2016 Annual Meeting of Shareholders and until their successors have been duly elected and qualified by votes as follows:

Nominees	Votes Cast For	Votes Withheld	Broker Non-Votes
Ya Ming Wong	10,195,537	18,799	3,039,574
Yuen Ching Ho	10,191,808	22,528	3,039,574
Thanh H. Lam	10,197,537	16,799	3,039,574
Bin Liu	10,195,537	18,799	3,039,574
Michael Viotto	9,996,811	217,525	3,039,574
Chung Shing Yam	10,194,119	20,217	3,039,574
Peter Kam	9,996,811	217,525	3,039,574

Proposal 2: Approval and Ratification of the Appointment of Crowe Horwath (HK) CPA Limited as the Company’s Independent Registered Public Accounting Firm

The shareholders approved and ratified the appointment of Crowe Horwath (HK) CPA Limited as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, as follows:

For	Against	Abstain	Broker Non-Votes
13,171,455	0	82,455	0

Proposal 3: Advisory Vote on the Compensation of Named Executive Officers

The shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers as follows:

For	Against	Abstain	Broker Non-Votes
10,165,455	21,262	27,619	3,039,574

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA LIFESTYLE, INC.

Date: May 26, 2015	By:	/s/ Ya Ming Wong
Ya Ming Wong
	Its:	Chief Executive Officer